Exhibit 99.1

Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      In connection with the Quarterly Report on Form 10-Q of Milacron Inc., a Delaware corporation (the "Company") for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer's knowledge and belief, that:

      1.)      the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act
of 1934; and

      2.)      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of March 31, 2003.

Dated:	May 13, 2003	By:	/s/Ronald D. Brown

Ronald D. Brown Chairman and Chief Executive Officer

Dated:	May 13, 2003	By:	/s/Robert P. Lienesch

Robert P. Lienesch Vice President - Finance and Chief Financial Officer

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